SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

HALBERD CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	333-157958	87-3538414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 25

Jackson Center, PA 16133

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (814) 786-8849

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	HALB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

(b)

On September 14, 2022, Halberd Corporation (“Halberd” or “the Company”) was advised by BF BORGERS CPA PC (“BF BORGERS”), the Company’s independent registered public accounting firm, that a restatement of its previously issued financial statements contained in the Company’s Annual Report on Form 10-Q for the period ended April 30, 2022, would be required, to correct the presentation of the financial statements for the year ended July 31, 2021.

BF BORGERS has now advised the Company that in accordance with Accounting Standards Codification 250 – Accounting Changes and Error Corrections (“ASC 250”), the Company must present corrections to its accounting treatment of its Convertible Judgments Payable and additional Accounts Payable as a correction of an error. This does not affect the Company's cash position or otherwise change its reporting on operations, cash flow or liquidity.

The Company intends to file an amendment to its Quarterly Report on Form 10-Q for the period ended April 30, 2022 and its, originally filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2022, and its Annual Report on Form 10-12G for the years ended July 31, 2021 and 2020, originally filed with the SEC on May 11, 2022 to amend and restate financial statements and other financial information. Accordingly, the Company’s previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the for the period ended April 30, 2022 and its Annual Report on Form 10-12G for the years ended July 31, 2021 and 2020 should no longer be relied upon. The Company’s Board of Directors and management discussed with BF BORGERS the matters disclosed in this Item 4.02(b) on September 14, 2022.

The restatements are expected to have an impact on the financial statements for the years ended July 31, 2021 and 2020 and Quarterly Report on Form 10-Q for the period ending April 30, 2022, as previously filed, with changes reflected in the relevant financial statements, due to changes in presentation of its convertible judgment liability, which impacted the Company’s balance sheet, net income (loss) and earnings per share, and related disclosures and Management’s Discussion and Analysis of Financial Condition and Results of Operations. No changes due to the restatement are expected to have any impact on our cash position, cash flow, liquidity, or operations.

Management evaluated its prior conclusions regarding the effectiveness of the Company’s disclosure control and procedures and internal control over financial reporting. Based on that evaluation, management has concluded that this matter resulted from a material weakness in the Company’s internal control over financial reporting pertaining to the application of ASC 450 - Contingencies during the fiscal years ended July 31, 2021 and 2020. As a result of the material weakness pertaining to our omission with regard to the revised presentation of the convertible judgment liability, the Company has concluded that its internal control over financial reporting and its disclosure controls and procedures were ineffective as of the periods referenced above. Promptly following the identification of the material weakness in internal control over financial reporting as described above, management with the oversight of the audit committee began taking steps to remediate the material weakness. The Company’s remediation plans and changes to internal control over financial reporting will be disclosed in its future periodic filings.

Management and the Company’s Audit Committee have consulted BF BORGERS regarding the matters disclosed in this Form 8-K in reaching the conclusion to restate the Financial Statements for the above noted periods.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 7.1	Non reliance letter from BF BORGERS CPA PC pursuant to Item 4.02(b), dated September 19, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALBERD CORPORATION

Date: September 19, 2022	By:	/s/ William A. Hartman
William A. Hartman
Chief Executive Officer and Chief Financial Officer

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